                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 22, 1997, with respect to the financial statements of Midway Airlines Corporation as of June 30, 1997 and December 31, 1996 and for the six months and year then ended, respectively, in the registration statement (Form S-1) and the related prospectus of Midway Airlines Corporation dated October 7, 1997.

                                                           /s/ Ernst & Young LLP

Raleigh, North Carolina
October 7, 1997